EXHIBIT 10(g)

                      LEASE AMENDMENT AGREEMENT
                      -------------------------


          THIS LEASE AMENDMENT AGREEMENT (this "Agreement") is made this 15th day of November 1995 by and among CORPORATE PROPERTY ASSOCIATES 2 AND CORPORATE PROPERTY ASSOCIATES 3 (collectively "Landlord"), both California limited partnerships with an address c/o W.P.Carey & Co., Inc., 50 Rockefeller Plaza, New York, New York 10020 and GIBSON GREETINGS, INC., formerly known as Gibson Greeting Cards, Inc. ("Gibson"), a Delaware corporation, with an address at 2100 Section Road, Cincinnati, Ohio 45237.


                         W I T N E S S E T H
                         - - - - - - - - - -

          WHEREAS, Landlord and Gibson entered into a Lease Agreement dated January 25, 1982, as amended by Amendment dated June 25, 1985 and as further amended by an undated Letter Agreement executed by Landlord and Gibson on or about April 25, 1986 (collectively, as so amended, the "Lease").
Pursuant to the Lease, Landlord is currently leasing to Gibson three parcels of Land, together with the Improvements and Equipment erected thereon and pertaining thereto (individually, the "Ohio Premises", the "Tennessee Premises" and the "Kentucky Premises" and collectively, the "Leased Premises"). The Leased Premises are more particularly described in the Lease.

          WHEREAS, by Sublease of Tennessee Premises dated as of the first day of January, 1989, Gibson subleased to CLEO, Inc., a Tennessee corporation, a subsidiary of Gibson, ("CLEO") the Tennessee Premises (the "Sublease"). Landlord consented to the Sublease by letter to Gibson dated December 30, 1988.

          WHEREAS, a Memorandum of Lease was filed in Hamilton County, Ohio as to the Ohio Premises, Madison County, Kentucky, as to the Kentucky Premises, and Shelby County, Tennessee as to the Tennessee Premises, with respect to the Lease.

          WHEREAS, Gibson, with the consent of Landlord, is, contemporaneously with the execution of this Agreement, selling all of the stock of CLEO to CSS Industries, Inc., a Delaware corporation ("CSS") and terminating the Sublease.

          WHEREAS, CLEO and Landlord, contemporaneously with the execution of this Agreement, will execute a separate Lease Agreement with respect to the Tennessee Premises.

          WHEREAS, Landlord and Gibson wish to clarify their mutual rights, duties and obligations under the Lease and make various amendments to the Lease all as more particularly set forth herein.

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          NOW, THEREFORE, the parties hereto in consideration of the mutual promises contained herein and intending to be legally bound hereby, covenant and agree as follows:

          1. The recitals set forth above, all exhibits attached hereto, if any, and the Lease referred to therein, are incorporated herein by reference and all definitions and document identifications, shall, except as expressly provided to the contrary herein, have the same meanings in this Agreement as are respectively ascribed to them in the Lease as if set forth in full in the body of this Agreement.

          2. The Lease is hereby terminated with respect to the Tennessee Premises only. Accordingly, all references in the Lease to the Tennessee Premises are hereby deleted and the term "Leased Premises" shall hereafter mean collectively only the Ohio Premises and the Kentucky Premises.

          3. From and after the date hereof Gibson shall be obligated to perform all of the terms, covenants and conditions and shall hold all of the rights, duties, obligations and benefits of the tenant under the Lease (including, without limitation, liability for any Environmental Violation) as the same applies to the Ohio Premises and the Kentucky Premises only, as the same may be amended by this Agreement.

          4. Gibson shall remain liable to Landlord for the performance of all of tenant's liabilities, duties, obligations, covenants and agreements under the Lease (including, without limitation, liability for any Environmental Violation) as they pertain to the Tennessee Premises (a) which arose on or prior to the date hereof or (b) which arise on or after the date hereof due to acts or omissions of Gibson and/or conditions existing at the Tennessee Premises prior to the date hereof. The foregoing agreement shall remain in full force and effect in favor of Landlord, notwithstanding any agreement between Gibson and CLEO and/or CSS with respect to assumption of liabilities under the Lease.

          5. Landlord hereby agrees to enter into a direct Lease Agreement with CLEO contemporaneously with the execution of this Agreement. Landlord hereby acknowledges that (a) Basic Rent under the Lease has been paid through October 31, 1995; (b) to the knowledge of Landlord without independent investigation, no Event of Default exists under the Lease with respect to the Tennessee Premises; and (c) to the knowledge of Landlord without independent investigation, no condition exists which with the giving of notice or the passage of time or both would constitute an Event of Default under the Lease with respect to the Tennessee Premises except that the roof is in disrepair and needs to be repaired or replaced; provided, however, that Landlord shall take no action against Gibson with reference to the condition of the roof until after May 15, 1996.

          6. (a) Gibson shall pay to Landlord, within two (2) business days following the execution and delivery of this Agreement, the sum of Twelve Million Two Hundred Thousand Dollars ($12,200,000) (the "Consideration"). The Consideration is a one-time lump sum payment as consideration for Landlord terminating the Lease as to the Tennessee Premises. Such payment shall not reduce or be credited toward the Basic Rent, Additional Rent or any other amount owed to Landlord by Gibson under the Lease or otherwise.

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          (b) As directed by Landlord, Gibson shall wire the Consideration directly to Principal Mutual Life Insurance Company ("Lender") to be applied toward the payoff of the loan secured by a mortgage encumbering the Leased Premises (the "Loan"). Landlord covenants that Landlord will initiate a wire for the balance of funds necessary to fully pay off the Loan, including any prepayment penalty, contemporaneously with confirmation of receipt of the wire of the Consideration from Gibson to Lender.

          7. Paragraph 5(a) of the Lease shall be amended to extend the Term of the Lease through November 30, 2013.

          The options to extend the Lease granted to Gibson in Paragraph 5(b) of the Lease are hereby terminated. Paragraph 5(b) of the Lease is deleted in its entirety and replaced by the following:

          "(b) Landlord hereby grants to Tenant the right at Tenant's option to extend the Term of this Lease for one additional period of ten
(10) years after the expiration of the initial Term hereof (the "Renewal Term"). The Renewal Term shall be subject to all of the terms and conditions of this Lease as if the Term originally included such Renewal Term and upon the exercise of such option, the Term shall include such Renewal Term therein. Tenant may exercise its option to extend the Term only by giving written notice of such extension to Landlord no later than twelve (12) months, and no earlier than 18 months, prior to the expiration of the initial Term."

          All other provisions of Paragraph 5 of the Lease remain unchanged and in full force and effect.

          8. In consideration of the extension of the Term of the Lease as provided in Paragraph 7 above, Exhibit F of the Lease is deleted in its entirety and Paragraph 6 of the Lease is amended to change Basic Rent as follows: Beginning November 15, 1995, the Basic Rent shall be Three Million One Hundred Thousand ($3,100,000) Dollars per annum, payable monthly, in arrears, as more particularly set forth in Paragraph 6 of the Lease. Every five (5) years, annual Basic Rent shall increase twenty percent (20%) over the then current Basic Rent as follows: For the period December, 2000 through November, 2005, inclusive, Basic Rent shall be Three Million Seven Hundred Twenty Thousand ($3,720,000) Dollars per annum; for the period December, 2005 through November, 2010, inclusive, Basic Rent shall be Four Million Four Hundred Sixty-Four Thousand ($4,464,000) Dollars per annum; for the period December, 2010 through November, 2013, inclusive, Basic Rent shall be Five Million Three Hundred Fifty-Six Thousand Eight Hundred ($5,356,800) Dollars per annum.

          Basic Rent for the Ohio Premises, the Kentucky Premises and the Tennessee Premises for the fourteen (14) days from November 1 through November 14, 1995, computed using the annual Basic Rent under the Lease in effect just prior to this Agreement, shall be paid by Gibson on December 1, 1995. Basic Rent, computed using the annual Basic Rent set forth above in this Paragraph 8, for the Ohio Premises and the Kentucky Premises for the sixteen (16) days from November 15 through November 30, 1995 shall be paid by Gibson on December 1, 1995.

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          If Gibson exercises its option to extend the Lease pursuant to
Paragraph 5(b) of the Lease as amended herein, the annual Basic Rent for the Renewal Term shall be the lower of: (a) Six Million Four Hundred Twenty Eight Thousand One Hundred Sixty ($6,428,160) Dollars; and (b) the fair market rental value of the Leased Premises. The fair market rental value of the Leased Premises shall be determined as follows: Landlord and Tenant shall endeavor to agree on fair market rental value at least nine
(9) months prior to the expiration of the then current lease Term. If Landlord and Tenant are unable to reach agreement on the fair market rental value of the Leased Premises within said time period, the procedure set forth in Paragraph 27 of the Lease for determining the fair market value of the Leased Premises shall be followed except that the appraisers shall be instructed to determine fair market rental value, and not fair market value. In determining fair market rental value, the appraisers shall determine the amount that a willing tenant would pay, and a willing landlord of a comparable property located in a radius of 10 miles of the Leased Premises would accept, at arm's length, to rent a property of comparable size and quality as the Leased Premises taking into account:
(a) the age, quality, and condition of the Improvements; (b) that the Leased Premises will be leased as a whole or substantially as a whole to a single user; (c) a lease term of ten (10) years; (d) an absolute triple net lease; and (e) such other items that professional real estate appraisers customarily consider. The fair market rental value shall be determined separately for each property comprising the Leased Premises. If, by virtue of any delay, fair market rental value is not determined by the expiration or termination of the then current Term, then until fair market rental value is determined, Tenant shall continue to pay Basic Rent during the Renewal Term in the same amount which it was obligated under this Lease to pay prior to the commencement of the Renewal Term. When fair market rental value is determined, the appropriate Basic Rent shall be calculated retroactive to the commencement of the Renewal Term and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment).

          All other provisions of Paragraph 6 remain unchanged and in full force and effect.

          9. In consideration of the extension of the Term of the Lease as provided in Paragraph 7 above, Paragraph 27 of the Lease shall be amended as follows:

          The options to purchase the Leased Premises granted to Gibson on the last day of the tenth (10th) year of the Term and on the last day of the twentieth (20th) year of the Term are hereby terminated.

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          Landlord hereby grants Gibson the option to purchase the Ohio
Premises, the Kentucky Premises or both on the last day of November, 2005 and, if Gibson does not exercise this option, Landlord hereby grants Gibson a second option to purchase the Ohio Premises, the Kentucky Premises or both on the last day of November, 2010, and if Gibson does not exercise this option and has extended the Lease pursuant to Paragraph 5(b) as amended herein, Landlord grants Gibson a third option to purchase the Ohio Premises, the Kentucky Premises or both on the last day of November, 2023. Accordingly, all references in Paragraph 27 of the Lease to "the last day of the tenth (10th) year of the Term" shall be deleted and replaced by "the last day of November, 2005," all references in Paragraph 27 of the Lease to "the last day of the twentieth (20th) year of the Term" shall be deleted and replaced by "the last day of November, 2010" and a reference to the third option granted herein on the last day of November, 2023 shall be added.

          The options to purchase granted to Gibson hereunder may only be exercised if no Event of Default has occurred which has not been cured both at the time of the exercise of the option and at the time of title closing on such purchase.

          If Tenant exercises its option to purchase the Ohio Premises, the Kentucky Premises or both, the purchase price shall be the fair market value of such premises at the time of the exercise of the option determined in accordance with the provisions of Paragraph 27 of the Lease (the fair market value of both premises comprising the Leased Premises shall be determined, even if Tenant desires to buy only one such premises, if on the purchase date the Basic Rent will not be determined by reference to the fair market rental value of the Leased Premises). If Gibson exercises its option to purchase either the Ohio Premises or the Kentucky Premises but not both, the Lease will continue with respect to the premises not being purchased, if the Term of the Lease has not terminated by the date of title closing on the purchase, and the Basic Rent for such remaining premises shall be either (a) the fair market rental value of such remaining premises, if Basic Rent is then being determined by reference to the fair market rental value of each premises comprising the Leased Premises determined in accordance with the provisions of Paragraph 6 of the Lease as amended in Paragraph 8 hereof, or (b) if the Basic Rent is not then being determined by reference to fair market rental value, the new Basic Rent shall be the product obtained by multiplying Basic Rent then in effect by a fraction, the numerator of which is the fair market value of the premises not being purchased and the denominator of which is the fair market value of both properties comprising the Leased Premises.

          All other provisions of Paragraph 27 remain unchanged and in full force and effect.

          10. The following definitions shall be added to Paragraph 2 of the Lease:

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          (a) "Environmental Law" shall mean whenever enacted or
promulgated any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, or code relating to pollution or protection of the environment or to health and safety, including, without limitation, laws relating to (i) emissions, discharge, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, groundwater, or land) and (ii) the processing, use, generation, treatment, storage, disposal, recycling, or remediation of Hazardous Substances or Hazardous Conditions.

          (b) "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or First Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any Hazardous Condition which results in any liability, cost or expense to Landlord or First Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any material violation of or noncompliance with any Environmental Law; provided, however, Environmental Violation shall not include any matter described in the foregoing clauses (a) through (e) of this definition that (i) arises out of or relates to a condition existing at the Leased Premises on the date of this Lease, (ii) arises or results from the migration of any Hazardous Substance onto the Leased Premises from any other property, or (iii) arises or accrues due to acts or omissions occurring prior to the date of this Lease.

          (c) "Hazardous Conditions" shall mean conditions of the environment, including soil, surface water, groundwater, subsurface strata or the ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, release, disposal, or threatened release of Hazardous Substances.

          (d) "Hazardous Substances" shall mean any pollutant, contaminant, hazardous or toxic substance, hazardous waste, or other chemicals, substances or materials subject to regulation under any Environmental Law.

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          (e) "Renewal Term" shall have the meaning set forth in Paragraph
5(b) of the Lease as amended in Paragraph 7 of this Agreement.

          11. The effectiveness of this Agreement, the Lease Agreement with CLEO and the transactions contemplated by those documents is specifically conditioned and contingent upon: (a) Landlord and CLEO entering into a Lease Agreement for the Tennessee Premises in form and substance acceptable to Landlord; (b) CSS executing a Guaranty and Suretyship Agreement in favor of Landlord, guarantying CLEO's obligations under the lease with Landlord, in form and substance acceptable to Landlord; and (c) receipt of the Consideration by Lender within two (2) business days of the execution of this Agreement.

          12. Except as expressly amended hereby, the Lease remains in full force and effect in accordance with its terms.

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          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

Signed and  acknowledged                    CORPORATE  PROPERTY ASSOCIATES 2
in the  presence of:

                                            By:  W.P. Carey & Co., Inc.,
                                                 General Partner
/s/ Samantha Garbus                              By:/s/ John J. Park
- -------------------------                           --------------------------
Name:                                               Title: Senior VP

/s/ Stacey Edelson
- -------------------------
Name:


                                            CORPORATE  PROPERTY ASSOCIATES 3


                                            By:  W.P. Carey & Co., Inc.,
                                                 General Partner
/s/ Samantha Garbus                              By:/s/ John J. Park
- -------------------------                           --------------------------
Name:                                               Title: Senior VP

/s/ Stacey Edelson
- -------------------------
Name:



                                            GIBSON GREETINGS, INC.


                                            By:  W.P. Carey & Co., Inc.,
                                                 General Partner
/s/ Dan Fausz                                    By:/s/ William L. Flaherty
- -------------------------                           --------------------------
Name: Dan Fausz                                     William L. Flaherty
                                                    Vice President and
/s/ Gerald S. Greeenberg                            Chief Financial Officer
- -------------------------
Name: Gerald S. Greenberg



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State of New York            :
                             :      ss.
COUNTY OF New York           :


          On this, the 15th day of November, 1995, before me, a notary public, the undersigned officer, personally appeared John J. Park, who acknowledged himself to be the Senior VP of W.P. Carey & Co., Inc., a New York corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

                                                /s/ Samantha Garbus
                                                ------------------------
                                                Notary Public

My Commission Expires:
                      SAMANTHA GARBUS
                      Notary Public, State of New York
                      No. 31-4995627
                      Qualified in New York County
                      Commission Expires April 27, 1996



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COMMONWEALTH OF PENNSYLVANIA   :
                               :      ss.
COUNTY OF Philadelphia         :


          On this, the 15th day of November, 1995, before me, a notary public, the undersigned officer, personally appeared William L. Flaherty, who acknowledged himself to be the Vice President and Chief Financial Officer of Gibson Greetings Inc., a Delaware corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal the day and year aforesaid.

                                                /s/ Hollie R. Gibboney
                                                ------------------------
                                                Notary Public

My Commission Expires:
                      NOTARIAL SEAL
                      HOLLIE R. GIBBONEY, Notary Public
                      City of Philadelpia, Phila. County
                      My Commission Expires April 6, 1998
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